Exhibit 16.1

Madsen & Associates CPA’s, Inc.
684 East Vine Street, #3
Murray, Utah 84107

November 5, 2004

Securities & Exchange Commission
450 Fifth Street, NW
Washington DC 20569

Re:            Treasure Mountain Holdings Inc. (“TMHI”) Form 8-K/A to be filed on November 5, 2004 (File No. 000-32741)

Ladies and Gentlemen:

We hereby confirm that we agree with the statements made by TMHI in response to Item 304(a) of Regulation S-K which are contained in the above referenced Form 8-K/A.

Very truly yours,

s/s Madsen & Associates CPA’s, Inc.